UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 24, 2012, the Board of Directors (the “Board”) of Harris Corporation (the “Company” or “Harris”) approved a plan to exit the Company’s cyber integrated solutions operation that provided remote cloud hosting and to dispose of the related assets, including the cyber integration center facility in Harrisonburg, Virginia and remote cloud hosting equipment. The Company has concluded that although it believes demand will continue for cyber security and cloud-enabled solutions, its government and commercial customers currently continue to prefer hosting mission-critical information on their own premises rather than remotely. The approved exit plan affects only the Company’s cyber integrated solutions operation that provided remote cloud hosting and does not affect the Company’s other cyber capabilities, such as advanced cyber security and cloud-enabled software applications and solutions as a service, which the Company will continue to provide.

In connection with the approved plan to exit the cyber integrated solutions operation, the Company expects to incur total estimated pre-tax charges of $113 million to $129 million ($70 million to $80 million after-tax or $0.61 to $0.70 per diluted share), almost all of which are expected to be reflected in the Company’s results for the third quarter of fiscal 2012. These estimated pre-tax charges are expected to be comprised of approximately $109 million to $125 million in impairment of long-lived assets; $1 million in one-time employee termination costs, including severance and other benefits; and $3 million in other associated exit or disposal costs. The Company expects that approximately $4 million of these estimated pre-tax charges will result in future cash expenditures. The Company expects to complete these exit and disposal activities by the end of its fiscal 2012.

The cyber integrated solutions operation that provided remote cloud hosting was part of the Company’s Integrated Network Solutions business segment and now will be reflected as being discontinued and the related assets as held for sale. The amounts of the charges and costs noted above are estimates, and actual charges and costs may vary based upon various factors, including factors relating to the proceeds from the sale of the cyber integration center facility and remote cloud hosting equipment, changes in management’s assumptions and other factors.

On February 27, 2012, the Company issued a press release announcing the plan to exit its cyber integrated solutions operation that provided remote cloud hosting. The full text of that press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements.

The foregoing contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the Company’s expectations or amounts of estimated charges and costs associated with the approved plan and the timing of the completion of such exit and disposal activities are forward-looking and involve risks and uncertainties. Other factors that may impact the Company’s results and forward-looking statements may be disclosed in the Company’s filings with the SEC. The Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 2.06	Material Impairments.

The information required to be disclosed under this Item 2.06 is included under Item 2.05 above and is incorporated in this Item 2.06 by reference.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing in Exhibit 99.2 to this Current Report on Form 8-K supplemental information relating to the results of operations of the Company’s cyber integrated solutions operation for each quarter of fiscal 2011, for fiscal 2011 and for the first two quarters of fiscal 2012. Such Exhibit 99.2 is furnished herewith and is incorporated in this Item 7.01 by reference. The information contained in this Item 7.01, including the accompanying Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 27, 2012, the Company issued a press release announcing that the Board increased the current quarterly cash dividend from $0.28 per share to $0.33 per share. The full text of that press release is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

99.1	Press Release, issued by Harris Corporation on February 27, 2012, announcing the exit of the cyber integrated solutions operation.

99.3	Press Release, issued by Harris Corporation on February 27, 2012, announcing the dividend increase.

The following exhibit is furnished herewith:

99.2	Supplemental information relating to the results of operations of the Company’s cyber integrated solutions operation for each quarter of fiscal 2011, for fiscal 2011 and for the first two quarters of fiscal 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS COPRORATION

By:	/s/ Gary L. McArthur
Name: Gary L. McArthur
Title: Senior Vice President and Chief Financial Officer

Date: February 27, 2012

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

99.1	Press Release, issued by Harris Corporation on February 27, 2012, announcing the exit of the cyber integrated solutions operation.

99.2	Supplemental information relating to the results of operations of the Company’s cyber integrated solutions operation for each quarter of fiscal 2011, for fiscal 2011 and for the first two quarters of fiscal 2012 (furnished and not filed).

99.3	Press Release, issued by Harris Corporation on February 27, 2012, announcing the dividend increase.